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                                                                       EXHIBIT 8

                                February 9, 1998

First Empire State Corporation
One M&T Plaza
Buffalo, New York 14240

ONBANCorp, Inc.
101 South Salina Street
P.O. Box 4983
Syracuse, New York 13221-4983

Ladies and Gentlemen:

    Reference is made to the information set forth under the heading "PROPOSED MERGER--Certain Federal Income Tax Consequences" contained in the Joint Proxy Statement-Prospectus, which is included in the Registration Statement on Form S-4 (the "Registration Statement"), filed by First Empire State Corporation ("First Empire") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies by the Boards of Directors of First Empire and ONBANCorp, Inc. ("ONBANCorp") for their use at their respective special meetings of stockholders, at which stockholders of First Empire and ONBANCorp will be asked to approve and adopt an Agreement and Plan of Reorganization and related Agreement and Plan of Merger, each dated as of October 28, 1997. Subject to the representations, assumptions and other conditions described or referenced in this letter and under that heading, it is our opinion that the discussion of anticipated material federal income tax consequences contained under that heading is accurate in all material respects.

    Our opinion is based on the case law, Internal Revenue Code, Treasury Regulations and Internal Revenue Service rulings as they exist at the date hereof. These authorities are all subject to change, and any such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion following the effective date of the Registration Statement.

    We hereby consent to the filing with the SEC of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "PROPOSED MERGER--Certain Federal Income Tax Consequences" contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                           /s/ Arnold & Porter
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                                          ARNOLD & PORTER